                                        SECURITIES AND EXCHANGE COMMISSION

                                              WASHINGTON, D.C.  20549

                                                     FORM 8-K

                                                  CURRENT REPORT
                                        Pursuant to Section 13 or 15(d) of
                                        the Securities Exchange Act of 1934

                                 Date of Report (Date of earliest event reported):
                                                December 30, 2008

                                               THE FIRST BANCSHARES, INC.
                                  ----------------------------------------------
                              (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                 33-94288                           64-0862173
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(State or other jurisdiction of                      (Commission                        (IRS employer
       incorporation)                                File Number)                       Identification No.)

         6480 US Highway 98 West
         Hattiesburg, Mississippi                                              39402
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(Address of principal executive offices)                                    (Zip Code)

Registrant's telephone number, including area code:    (601) 268-8998

                                                   Not applicable
                                                   --------------
                            (Registrant's former address of principal executive offices)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers; Compensatory Arrangements of Certain
Officers.  The Nominating Committee of The First Bancshares, Inc. (the "Company") has
accepted the resignations of Directors Peeler G. Lacey, M.D. and Gerald C. Patch from the Company's Board of Directors.  Dr. Lacey notified the Committee of his resignation due to the increased demands of his work obligations.  Mr. Patch notified the
Committee of his resignation due to health issues and work obligations. The Board thanks Messrs. Lacey and Patch for their past service to the Company and wishes them well.

Item 8.01. Other Events.  The Nominating Committee of The First Bancshares, Inc.
(the "Company") has accepted the resignations of Directors Peeler G. Lacey, M.D. and
Gerald C. Patch from the Company's Board of Directors.  Dr. Lacey notified the Committee of his resignation due to the increased demands of his work obligations.  Mr. Patch notified the Committee of his resignation due to health issues and work obligations. The Board thanks Messrs. Lacey and Patch for their past service to the Company and wishes them well.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 2008
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                                                     THE FIRST BANCSHARES, INC.

                                                     By:    /s/ Donna T. Lowery
                                                           -------------------------------------------
                                                     Name:    Donna T. Lowery
                                                     Title:   Chief Financial Officer